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                                                                      EXHIBIT 21

                      TRANS WORLD ENTERTAINMENT CORPORATION

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

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Name of Significant
    Subsidiary                             State of Incorporation                          Subsidiary Trade Names
---------------------                      ----------------------                          ----------------------
Media Logic, Inc.                                 New York                                   Media Logic, Inc.

Record Town, Inc.                                 New York                                   Record Town, Inc.
                                                                                             Saturday Matinee
                                                                                             Movies Plus
                                                                                             Tape World
                                                                                             Coconuts
                                                                                             Music World
                                                                                             F.Y.E. (For Your Entertainment)
                                                                                             Strawberries
                                                                                             Waxie Maxie
                                                                                             Planet Music
                                                                                             Camelot Music
                                                                                             The Wall
                                                                                             fye.com

Record Town Michigan, Inc.                        Delaware                                   Record Town
                                                                                             Saturday Matinee
                                                                                             Tape World

Record Town Minnesota, Inc.                       Delaware                                   Record Town

Spec's Music, Inc.                                Florida                                    Spec's Music

Trans World New York, Inc.                        New York                                   Trans World New York, Inc.

Trans World Management Company                    New York                                   Trans World Management Company

Trans World Florida, Inc.                         Florida                                    Trans World Florida, Inc.
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